                           INVESTORS' RIGHTS AGREEMENT

                  THIS INVESTORS' RIGHTS AGREEMENT is made as of the 15th day of March, 1996, by and among ICon CMT Corp., a Delaware corporation (the "Company"), Scott A. Baxter, Richard M. Brown and Scott Harmolin and the persons executing this Agreement as "Investors" on the signature pages hereof (each, an "Investor").

                                    RECITALS

                  WHEREAS, the Company and the Investors are parties to the Subscription Agreement of even date herewith (the "Subscription Agreement") relating to the purchase by the Investors of the Series A convertible participating preferred stock, par value $.01 per share, of the Company (the "Series A Preferred Stock");

                  WHEREAS, in order to induce the Company to enter into the Subscription Agreement and to induce the Investors to invest funds in the Company pursuant to the Subscription Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable to the Investors upon the conversion of the Series A Preferred Stock and certain other matters as set forth herein;

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Registration Rights. The Company covenants and agrees as follows:

                  1.1 Definitions. For purposes of this Agreement:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities.

                  (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or order of effectiveness of such registration statement or document.

                  (e) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above and in this subparagraph (ii), excluding in all cases (x) any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or are assigned in violation of this Agreement and (y) any Registrable Securities that have already been registered under the Act or which are freely transferable without registration under the Act due to the lapse of time or otherwise and which are not subject to any sales volume limitation under Rule 144 (as hereafter defined) based on the Investor's holdings of Registrable Securities.

                  (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursu ant to then exercisable or convertible securities which are, Registrable Securities.

                  (g) The term "SEC" shall mean the Securities and Exchange Commission.

                  1.2 Request for Registration

                  (a) At any time after 180 days after the Closing of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Act, or, if earlier, the third anniversary of the date hereof, and until the seventh anniversary of the date hereof, the Holders shall be entitled to demand registration of the Registrable Securities under the terms and conditions hereinafter set forth. If the Company receives a written request from any Holders of at least 125,000 of the Registrable Securities (as adjusted to reflect any dividend or distribution thereon or any split, combination or other reclassification thereof) that the Company file a registration statement on Form S-1, S-2, S-3 or other Form available to the Company for registration under the Act covering the registration of the Registrable Securities (a "Registration") then, the Company shall, subject to the limitations set forth in this Agreement (including the limitations of subsection 1.2(b)), (x) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders (the "Notice of Request for Registration") and (y) as soon as practicable, use its best efforts to effect such registration under the Act covering all Registrable Securities which the Holders request to be registered by notice to the Company within twenty (20) days of the mailing of the Notice of Request for Registration by the Company in accordance with this Section 1.2(a) and Section 4.6.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2 to the contrary, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated 75% to all Holders thereof participating in such Registration, including the Initiating Holders, and 25% to holders of other securities of the Company that request inclusion in such Registration, and among all Holders participating in the Registration in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder or as they may otherwise agree. A registration shall not count as a

Demand Registration pursuant to this Section 1.2 unless the Holders are able to register and sell at least eighty percent (80%) of the Registrable Securities requested to be included in such registration pursuant to Section 1.2(a).

                  (c) Notwithstanding the foregoing, the Company shall not be obligated to effect any registration pursuant to this Section 1.2 if at the time of any request to register Registrable Securities pursuant to this Section 1.2, the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of the request, in a registered public offering or is engaged, or has fixed plans to engage within ninety (90) days of time of the request, in any other activity that, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of one hundred twenty
(120) days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such rights to delay a request to be exercised by the Company not more than once in any twelve month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                      (i) if a Registration, has become effective and the Holders have been able to include thereon all of the shares as to which they have requested registration pursuant to this Section 1.2 and such Registration remains effective for at least one year from the effective date thereof; or

                      (ii) within one hundred and twenty (120) days after the
                           effective date of any registration statement effected by the Company whether for its own account or for the account of others.

                  1.3 "Piggy-back" Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holderwritten notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 4.6, the Company shall, subject to the limitations set forth in this Agreement (including the limitations of Section 1.2(b) and the provisions of Section 1.8), include in the Company's registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that nothing in this Section 1.3 shall prevent the Company from at any time abandoning or delaying any such registration without obligation to any Holder.

                  1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities or to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to (i) in the case of a Registration pursuant to Section 1.2, one year or (ii) in the case of all other Registrations, one hundred twenty (120) days or, in either case, if sooner, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120 day or one year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that if applicable rules under the Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (x) and (y) above to the extent such information is contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement, provided it promptly sends copies of incorporated by reference information to the Holders.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.5 Furnish Information.

                  (a) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.5(a), the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a).

                  1.6 Expenses of the Registrations. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders other than the reasonable fees (not to exceed $5,000) of one counsel for the Holders; provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered in which case, unless the reason for the withdrawal is a material adverse change in the Company's business or financial condition, all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to their one Registration, pursuant to Section 1.2. Notwithstanding the foregoing, each Holder shall pay all registration expenses which such Holder is required to pay under applicable law.

                  1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, reasonable fees (not to exceed $5,000) of one counsel, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders other than the reasonable fees (not to exceed $5,000) of one counsel to the Holders. Notwithstanding the foregoing, each Holder shall pay all registration expenses which such Holder is required to pay under applicable law.

                  1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the "Allocated Securities"), the Allocated Securities to be apportioned 75% to Holders participating in the offering and 25% to holders of other securities of the Company participating in the offering, and among all Holders participating in the offering in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder or as they may otherwise agree.

                  1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each officer, director and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, or the securities laws or regulations of any state or other political jurisdiction ("Blue Sky Laws") insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any Blue Sky Law or any rule or regulation promulgated under the Act, the 1934 Act or any Blue Sky Law, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed, conditioned or withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder severally but not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any Blue Sky Law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the registration statement filed in connection with an initial public offering ("IPO") by the Company;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company in connection with an IPO), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after January 31, 2003.

                  2. Pre-emptive Rights.

                  2.1 Notices; Elections. If, at any time or from time to time after the date hereof, the Company proposes to issue and sell any securities to any person, the Company shall, not less than fifteen (15) nor more than sixty
(60) business days prior to the proposed date of sale, give written notice to each holder of record of Registrable Securities at such holder's address as it appears on the stock records of the Company, setting forth therein in reasonable detail the terms and conditions of such securities and the proposed sale thereof, including without limitation the aggregate amount of securities, the aggregate purchase price and price per share or unit thereof, and the date of such issuance and sale. Each Holder shall have the right, but not any obligation, to purchase, upon such terms and conditions, up to such number or amount of the securities offered in proportion to the ratio of (1) the number of Holder Securities (as defined in Section 3.1(a)) then held by such Holder to (2) the aggregate number of Holder Securities held by all Holders, and all outstanding shares of Common Stock (excluding any shares of Common Stock that are Holder Securities). Any Holder electing so to purchase such securities shall give written notice to such effect to the Company at its principal executive offices and the Company shall, upon the closing of the sale of such securities, subject to the payment of the purchase price therefor and the satisfaction of any and all conditions thereto, sell to the Holder the securities which such Holder shall have elected to purchase.

                  2.2  Exceptions.

                  Notwithstanding the provisions of Section 2.1, no Holder shall be entitled to purchase or acquire by reason of this Section 2 any securities of the Company that are issued or sold (a) to any directors, officers, employees or consultants of the Company, principally for compensatory or incentive purposes, whether or not issued or sold pursuant to a registration statement on Form S-8 or a written plan or agreement, provided that the total number of shares so issued does not exceed 550,000 (as adjusted), (b) in connection with any merger, consolidation, acquisition of assets (including, without limitation, any exchange of securities of the Company for securities of another issuer so that as a result thereof, the Company shall directly or indirectly own 20% or more of the equity securities of such issuer), joint venture or similar transaction, or
(c) in any public offering of securities subject to an effective registration statement under the Act. Neither the giving of any notice by the Company nor the election by any Holder to purchase any securities in accordance with Section 2.1 shall be deemed, in itself, to constitute any offer, agreement to sell or sale of such securities to such Holder (such offer, agreement and sale of such securities being effected solely upon the execution and delivery, and in accordance with the terms and conditions, of the subscription or purchase agreements or other documentation relating thereto).

                  3.  Come Along/Bring Along Rights

                  3.1  Come Along

                  (a) Until the earlier of such time as (a) all the Registrable Securities have been included, or all the Holders have been afforded an opportunity to include the Registrable Securities issued or issuable to such Holder, in a registration statement relating to a sale of securities of the Company to the public that has become effective under the Act and (b) the seventh anniversary of the date hereof, whenever any of Scott A. Baxter, Richard
M. Brown and Scott Harmolin (each, a "Management Stockholder") proposes to sell, exchange or otherwise dispose of any shares of Common Stock, so that the cumulative aggregate number of shares sold by such Management Stockholders in one or more transactions after the date hereof exceeds 450,000 (as adjusted to reflect any dividend or distribution thereon or split, combination or reclassification thereof), each Holder shall have the right (but not the obligation) to sell, exchange or otherwise dispose of Holder Securities held by such Holder, on the same terms and conditions as those applicable to such Management Stockholders, as to the same proportion of Holder Securities held by such Holder as the number of shares of Common Stock proposed to be sold, exchanged or otherwise disposed of by such Management Stockholders bears to the total number of shares of Common Stock held by such Management Stockholders. The term "Holder Securities" shall mean securities of the Company which constitute securities described in clause (i) of the definition of Registrable Securities in Section 1.1(e) or in clause (ii) of such definition (without giving effect to the exclusion set forth in subclause (y) of clause
(ii)).

                  (b) Not less than ten (10) nor more than sixty (60) business days prior to the sale, exchange or other disposition of such shares by such Management Stockholders, the Company shall give written notice to each holder of record of Holder Securities at such holder's address as it appears on the stock records of the Company, setting forth therein in reasonable detail the terms and conditions of such proposed sale, exchange or other disposition, including without limitation the price per share to be received in such transaction, the kind and method of payment and the expected date of Closing thereof. Each Holder may elect to sell, exchange or otherwise dispose of the Series A Preferred Stock or Registrable Securities held by such holder in accordance with subsection 3.1(a) by giving written notice to such effect to the Company at its principal executive offices, and the Company and/or the Management Stockholders shall cause such Holder's shares to be included in such sale, exchange or other disposition; provided, that such holder shall execute and deliver any agreements or other documents, and satisfy any other conditions, required of the selling holders in connection with such proposed sale, exchange or other disposition. The giving of any notice by the Holder shall not be deemed, in itself, to constitute any offer, agreement to sell or sale of such securities subject to such Holder's notice (such offer, agreement and sale of such securities being effected solely upon the execution and delivery, and in accordance with the terms and conditions, of the subscription or purchase agreements or other documentation relating thereto).

                  (c) If a Holder elects to exercise its rights under Section 3.1(a), it shall be a condition to the closing of any sale, exchange or other disposition of stock by a Management Stockholder that such electing Holder shall have received for each share of Holder Securities which the Holder elects to have included in such sale, exchange or disposition pursuant to Section 3.1, a total consideration per share which equals or exceeds the Applicable Price. The term "Applicable Price" shall mean (a) if the sale, exchange or other disposition closes before January 1, 1997, $29.16 per share of Common Stock (as adjusted to reflect any dividend or distribution of securities thereon or any split, combination or reclassification thereof) and (b) if the sale, exchange or other disposition closes on or after January 1, 1997, $35 per share of Common Stock (as so adjusted).

                  3.2  Bring Along

                  (a) If, at any time after the date hereof, the Management Stockholders propose to sell, exchange or otherwise dispose of a majority of the shares of Common Stock held by the Management Stockholders (including any merger or consolidation of the Company with or into another corporation or other person, whether or not the Company is the surviving or emerging corporation), such Management Stockholders shall have the right (but not the obligation) to require each Holder to sell, exchange or otherwise dispose of the same proportion of the Series A Preferred Stock or Holder Securities owned by such Holder as the proportion of the shares proposed to be sold, exchanged or otherwise disposed of by the Management Stockholders bears to the total number of shares of Common Stock held by such Management Stockholders, for fair value and on no less favorable terms and conditions than those applicable to the Management Stockholders and to vote in favor of, or consent to, any transaction (or series of related transactions) including such proposed sale, exchange or other disposition.

                  (b) If the Management Stockholders elect, in accordance with
Section 3.2(a), to require the Holders to sell, exchange or otherwise dispose of the Series A Preferred Stock or Holder Securities owned by such holders, such Management Stockholders shall give, or cause the Company to give, not less than ten (10) nor more than sixty (60) business days prior to the proposed date of such sale, exchange or disposition, written notice to such effect to each holder of record of such Series A Preferred Stock or Holder Securities at such holder's address as it appears on the stock records of the Company, setting forth therein in reasonable detail the terms and conditions of such proposed sale, exchange or other disposition, including without limitation the purchase price per share or unit to be received by such Holder and the expected date of closing of such sale, exchange or other disposition. Each Holder shall be required to sell, exchange or otherwise dispose of the Series A Preferred Stock or Holder Securities owned by such Holder in accordance with such terms and conditions, and for this purpose, to execute and deliver any purchase agreement or other documentation no less favorable nor more burdensome to the Holders than that applicable to the holders of Common Stock and to deliver any certificates representing such shares at the Closing of such sale, exchange or other disposition.

                  (c) Notwithstanding Section 3.2(a) and Section 3.2(b), a Holder shall not be required to sell, exchange or otherwise dispose of its Holder Securities or to vote in favor of, or consent to, any transaction (or series of related transactions) including such proposed sale, exchange or other disposition, unless such Holder shall receive for each share of Holder Securities to be included in such sale, exchange or disposition, a total consideration per share which equals or exceeds the Applicable Price.

                  4. Miscellaneous.

                  4.1 Successors and Assigns. Except as otherwise provided in section 4.2 below and elsewhere herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Holder Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assign any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.2 Transfer of Rights.

                  (a) The rights granted to the Investors pursuant to Section 1 may not be transferred or assigned, except that such rights are assignable to
(a) an Investor Affiliate and (b) anyone who acquires at least such number of shares of Series A Preferred Stock as equals the lesser of (i) eighty percent (80%) of the aggregate number of shares of Series A Preferred Stock purchased by the Investor and (ii) 50,000 shares of Series A Preferred Stock, subject to adjustment for stock dividends, distributions, splits, combinations and recapitalizations; provided, however, that the Company is given written notice by the transferee at the time of any such permitted transfer stating the name and address of the transferee and identifying the shares of Series A Preferred Stock with respect to which such rights are being assigned. An "Investor Affiliate" is any person controlled by or under common control with an Investor or another fund as to which an Investor provides investment management or advisory services.

                  (b) Notwithstanding anything to the contrary herein, if the Investor is a partnership, it may transfer rights granted pursuant hereto any of its partners to whom shares of Series A Preferred Stock are transferred. In the event of such transfer, such partner shall deemed to be the Investor of such shares of Series A Preferred Stock and may, subject to paragraph (a) above, again transfer such right to any other person or entity which acquires such shares from such partner.

                  4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York without regard to principles of conflicts of law.

                  4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon confirmed delivery by a recognized courier or messenger service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Holder Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Holder Securities then outstanding, each future holder of all such Holder Securities, and the Company.

                  4.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties hereto shall endeavor to replace any such unenforceable provision or provisions with a valid and enforceable provision or provisions which shall have substantially the same economic effect as the unenforceable provision or provisions.

                  4.10 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          ICON CMT CORP.

                                    By:
                                       ---------------------------------
                                          Scott A. Baxter
                                          President


                             Address:     420 Lexington Avenue
                                          New York, New York 10170


                                          INVESTOR:

                                    By:
                                       ---------------------------------
                             Address:
                                       ---------------------------------

                                       ---------------------------------